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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Universal Display Corporation:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed S-8 Registration No. 333-92649 SB-2 Registration No. 333-81983.


Philadelphia, PA
March 30, 2000